UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 2, 2025

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, Ionis Pharmaceuticals, Inc.  (“Ionis,” “we,” “us” or “our company”) issued a press release announcing positive topline results from the pivotal Phase 3 CORE and CORE2 studies of olezarsen in people with severe hypertriglyceridemia (“sHTG”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 2, 2025, we announced positive topline results from the pivotal Phase 3 CORE and CORE2 studies of olezarsen in people with sHTG. In the studies, olezarsen demonstrated a highly statistically significant placebo-adjusted mean reduction in fasting triglycerides of up to 72% and a highly statistically significant reduction in acute pancreatitis events of 85% with favorable safety and tolerability. CORE and CORE2 make up the largest pivotal program for sHTG, with nearly 1,100 patients who were required to be on standard of care lipid-lowering therapy throughout the treatment period.

The CORE and CORE2 studies met the primary endpoint, with both 80 mg and 50 mg monthly doses of olezarsen demonstrating a highly statistically significant placebo-adjusted mean reduction in fasting triglyceride levels at six months:

	Olezarsen 80 mg	Olezarsen 50 mg	Placebo
CORE
Percent reduction from baseline[1]	73%	63%	0.5%
Percent placebo-adjusted reduction[2]	72%	63%
P-value[3]	p<0.0001	p<0.0001
CORE2
Percent reduction from baseline[1]	68%	63%	14%
Percent placebo-adjusted reduction[2]	55%	49%
P-value[3]	p<0.0001	p<0.0001
1. Least-squares mean. 2. Least-squares mean difference of percent reduction in fasting triglycerides. 3. P-values are based on comparison between each olezarsen group and placebo group in percent reduction in fasting triglycerides.

Additionally, the studies met the secondary endpoint of reduction in acute pancreatitis events. Olezarsen demonstrated a highly statistically significant 85% reduction in events (p=0.0002) compared to placebo. This was a prespecified analysis of pooled olezarsen groups compared to pooled placebo groups across both studies at 12 months.

Olezarsen demonstrated a favorable safety and tolerability profile. Adverse events were generally balanced across treatment groups, and serious adverse events occurred less frequently in the olezarsen groups compared to placebo. Injection site reactions, which were mostly mild, were the most common adverse event and occurred more frequently in the olezarsen groups compared to placebo. More than 90% of patients who completed CORE and CORE2 chose to continue into the open-label extension study.

We plan to submit a supplemental new drug application (sNDA) to the U.S. Food and Drug Administration by end of year. Detailed data will be presented at an upcoming medical conference.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding Ionis’ business, the therapeutic and commercial potential of olezarsen, our commercial medicines, additional medicines in development and technologies, and Ionis’ expectations regarding development and regulatory milestones. Words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, Ionis claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Ionis’ expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Additional factors that could cause actual results to differ materially from those stated or implied by Ionis’ forward-looking statements are disclosed in Ionis’ filings with the Securities and Exchange Commission, including in the section captioned “Risk Factors” in Ionis’ most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements represent Ionis’ judgment as of the time of this report. Ionis disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated September 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: September 2, 2025	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel